Exhibit 99.1

             LifePoint Hospitals Announces 2006 Guidance

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Jan. 9, 2006--LifePoint
Hospitals, Inc. (NASDAQ:LPNT) today announced the following guidance for 2006.


(dollars in millions,                     First           Second
 except diluted EPS)                     Quarter          Quarter
                                     ---------------  ---------------
Estimated revenues:
 Former LifePoint                    $280.0 - $284.8  $277.2 - $282.0
 Former Province                      241.6 -  245.8   238.9 -  243.1
 2005 Acquisitions (1)                 57.8 -   58.8    55.5 -   56.5
                                     ------   ------  ------   ------
  Total                              $579.4 - $589.4  $571.6 - $581.6
                                     ======   ======  ======   ======

Estimated EBITDA: (2)
 Former LifePoint                    $ 62.4 - $ 65.0  $ 63.8 - $ 65.4
 Former Province                       45.9 -   48.1    49.3 -   51.6
 2005 Acquisitions                      8.0 -    8.2     7.1 -    7.3
 Corporate Office Expense             (15.8)-  (15.8)  (18.0)-  (18.0)
                                     ------   ------  ------   ------
  Total                              $100.5 - $105.5  $102.2 - $106.3
                                     ======   ======  ======   ======

Estimated diluted EPS                 $0.50 -  $0.55   $0.50 -  $0.54
                                     ======   ======  ======   ======

Estimated diluted shares
 (in millions)                         56.9             57.5
                                     ======           ======

                                          Third           Fourth
                                         Quarter          Quarter
                                     ---------------  ---------------
Estimated revenues:
 Former LifePoint                    $277.6 - $282.4  $283.1 - $287.9
 Former Province                      244.0 -  248.2   248.5 -  252.7
 2005 Acquisitions (1)                 54.8 -   55.8    54.9 -   55.8
                                     ------   ------  ------   ------
  Total                              $576.4 - $586.4  $586.5 - $596.4
                                     ======   ======  ======   ======

Estimated EBITDA: (2)
 Former LifePoint                    $ 63.5 - $ 65.5  $ 66.2 - $ 68.2
 Former Province                       56.1 -   57.9    56.2 -   57.9
 2005 Acquisitions                      6.7 -    6.9     7.8 -    8.0
 Corporate Office Expense             (17.0)-  (17.0)  (16.5)-  (16.5)
                                     ------   ------  ------   ------
  Total                              $109.3 - $113.3  $113.7 - $117.6
                                     ======   ======  ======   ======

Estimated diluted EPS                 $0.57 -  $0.61   $0.61 -  $0.65
                                     ======   ======  ======   ======

Estimated diluted shares
 (in millions)                         57.7             57.8
                                     ======           ======

                                                         Year
                                                  -------------------
Estimated revenues:
 Former LifePoint                                 $1,117.9 - $1,137.1
 Former Province                                     973.0 -    989.8
 2005 Acquisitions (1)                               223.0 -    226.9
                                                  --------   --------
  Total                                           $2,313.9 - $2,353.8
                                                  ========   ========

Estimated revenue growth:
 Former LifePoint                                     4.2% - 6.0%
 Former Province                                      3.4% - 5.2%

Estimated EBITDA: (2)
 Former LifePoint                                 $  255.9 - $  264.1
 Former Province                                     207.5 -    215.5
 2005 Acquisitions                                    29.6 -     30.4
 Corporate Office Expense                            (67.3)-   (67.3)
                                                  --------   --------
  Total                                           $  425.7 - $  442.7
                                                  ========   ========

Estimated diluted EPS                                $2.18 -    $2.35
                                                  ========   ========

Estimated diluted shares
 (in millions)                                        57.5
                                                  ========

(1)  Includes Wytheville and Danville only.
(2) 2006 EBITDA includes ESOP expense and FAS #123(R) in salaries and benefits expense.

Other assumptions (dollars in millions, except per share data):

Average cash balance                           $20.0 - $40.0

Days in accounts receivable                    42 - 46

Inventories, as a % of quarterly net revenue   2.0% - 3.0%

Prepaid expenses, as a % of
 quarterly net revenue                         0.5% - 1.0%

Other current assets, as a % of
 quarterly net revenue                         1.0% - 2.0%

Days in accounts payable                       12 - 14

Accrued salaries, as a % of
 quarterly net revenue                         2.0% - 3.0%

Other current liabilities, as a %
 of quarterly net revenue                      2.0% - 3.0%

Interest rate on variable debt                 LIBOR + 1.625%

Interest rate on variable debt
 inclusive of LIBOR through 5/15/06            6.185%

Weighted average interest rate
 inclusive of LIBOR for the year               6.559%

Balance of Term B Debt at
 December 31, 2005 (1)                         $1,281.9

Amortization of deferred loan costs            $6.6 - $7.0

Capital expenditures                           $180.0 - $210.0

Capitalized interest                           $6.0 - $6.5

Consolidated salaries and benefits
 expense, as a % of revenues (2)               39.0% - 40.0%

ESOP expense (included in
 salaries and benefits)                        2.5% of salaries

FAS #123(R) expense (included in               $20.6 ($0.22
 salaries and benefits)                          dilutive to EPS)

Consolidated supply expense,
 as a % of revenues                            13.6% - 14.3%

Consolidated bad debt expense,
 as a % of revenues                            11.0% - 12.0%

Charity care, as a % of revenues
 (not included in bad debt expense)            1.5% - 2.5%

Consolidated other operating
 expenses, as a % of revenues                  16.5% - 17.2%

IS conversion cost                             $3.0 - $5.0 ($0.03 -
                                                $0.05 dilutive to EPS)

Total physician recruiting cost                $35.2

Physician recruiting costs                     $18.8 ($0.20
 capitalized, net (3)                           accretive to EPS)

Admitting physicians to be recruited           183

Professional and general liability expense     $34.5

Depreciation and amortization expense          $125.0 - $130.0

Minority interest expense                      $1.5 - $2.0

Tax rate                                       39.8% - 40.0%

Tax payments, as a % of total tax provision    85.0% - 90.0%

Admission growth (same
 facilities, respectively)                     1% - 3%

Adjusted admission growth
 (same facilities, respectively)               1% - 3%

Net revenue per adjusted admission growth
 (same facilities, respectively)               2.0% - 3.5%

(1) Please refer to third quarter 10-Q for a detail of other fixed-rate debt.
(2)  Includes ESOP expense and FAS #123(R) stock-based compensation.
(3)  Impact of required adoption of FSP-FIN 45-3.


    Kenneth C. Donahey, chairman, president and chief executive officer of LifePoint Hospitals, said, "We have acquired some great assets in great communities. Our year will be focused on laying the foundation for future growth and opportunities. As we have previously stated, the integration of the former Province facilities and our other recent acquisitions will take time, but we are up to the challenge of capitalizing on these great opportunities."
    A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' conference call to discuss this release will be available on line at www.lifepointhospitals.com and www.earnings.com on January 9, 2006, beginning at 5:00 p.m. Eastern Time.
    LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities. Of the Company's 50 hospitals, 49 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 19,000 employees.

    Important Legal Information

    This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint Hospitals' future results are beyond LifePoint Hospitals' ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint Hospitals, are not guarantees of performance of LifePoint Hospitals, and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risks and uncertainties, including, without limitation, (i) the possibility that problems may arise in successfully integrating the businesses of LifePoint Hospitals and its recent acquisitions and achieving cost-cutting synergies; (ii) reduction in payments to healthcare providers by federal and state governments and commercial third-party payors, as well as changes in the manner in which employers provide healthcare coverage to their employees; (iii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures; (iv) the ability to manage healthcare risks, including malpractice litigation, and the lack of state and federal tort reform; (v) the availability, cost and terms of insurance coverage; (vi) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals; (vii) the ability to attract and retain qualified management and personnel; (viii) competition from other providers and physician services; (ix) the geographic concentration of LifePoint Hospitals' operations; (x) the ability to acquire other hospitals on favorable terms and complete budgeted capital improvements successfully; (ix) the ability to operate and integrate newly acquired facilities successfully; (xii) the availability and terms of capital to fund LifePoint Hospitals' business strategies; (xiii) changes in LifePoint Hospitals' liquidity or the amount or terms of its indebtedness and in its credit ratings;
(xiv) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xv) changes in or interpretations of generally accepted accounting principles or practices; (xvi) volatility in the market value of LifePoint Hospitals' common stock; (xvii) changes in general economic conditions in the markets LifePoint Hospitals serves; (xviii) LifePoint Hospitals' reliance on information technology systems maintained by HCA Inc. and other providers; (xix) the costs of complying with the Americans with Disabilities Act; and (xx) those risks and uncertainties described from time to time in LifePoint Hospitals' filings with the Securities and Exchange Commission. Therefore, LifePoint Hospitals' future results may differ materially from those described in this release. LifePoint Hospitals undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
    All references to "LifePoint Hospitals" as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

    CONTACT: LifePoint Hospitals, Inc., Brentwood
             Michael J. Culotta, 615-372-8512